Exhibit 99.1

HF Foods Group Announces Leadership Changes

LAS VEGAS – October 16, 2025 – HF Foods Group Inc. (NASDAQ: HFFG) (“HF Foods” or the “Company”), a leading distributor of international foodservice solutions to Asian restaurants and other businesses across the United States, today announced the appointment of Jeffery Taylor to its Board of Directors.

Mr. Taylor brings over 27 years of senior finance leadership experience across iconic blue-chip manufacturing companies, including most recently serving as VP, Chief Financial Officer and Chief Accounting Officer of Franklin Electric Co., Inc. (NASDAQ: FELE), a global industrial manufacturer. His proven expertise spans financial management, M&A execution, capital markets financing, operational finance transformation, and public company board governance, making him an invaluable strategic advisor as HF Foods continues executing its operational transformation plan.

“We are thrilled to welcome Jeff to our Board of Directors at this pivotal time in HF Foods’ evolution,” said Felix Lin, President and Chief Executive Officer of HF Foods. “Jeff’s extensive public company CFO experience and proven track record of driving profitable growth, leading transformational initiatives, and enhancing shareholder value align perfectly with our strategic objectives. His deep expertise in M&A execution spanning small tuck-in to large strategic acquisitions, and capital markets experience is expected to be instrumental as we continue to pursue growth opportunities and operational excellence. His background in leading organizations through periods of significant growth and change, combined with his extensive board governance experience, positions him perfectly to help guide HF Foods toward achieving its full potential.”

During his tenure as CFO of Franklin Electric from 2021 to 2025, Mr. Taylor led revenue growth from $1.7 billion to $2.0 billion while driving operating income from $190 million to $244 million. He also spearheaded working capital reduction efforts that generated over $200 million in free cash flow improvement and developed an elevated investor relations program to enhance shareholder communication.

Prior to Franklin Electric, Mr. Taylor served as CFO of Blue Bird Corporation (NASDAQ: BLBD) and Wabash National Corporation (NYSE: WNC), where he executed a $360 million strategic acquisition and led comprehensive finance transformation initiatives. His earlier experience includes senior finance positions at King Pharmaceuticals, Inc. (now part of Pfizer Inc.) and Eastman Chemical Company. Mr. Taylor holds an MBA from the University of Texas at Austin, and a B.S. in Chemical Engineering from Arizona State University.

“I am honored to join HF Foods’ Board of Directors during such an exciting period of growth and transformation,” said Mr. Taylor. “Having spent nearly three decades in senior finance leadership roles across diverse manufacturing environments, I’m impressed by HF Foods’ strategic vision and the significant opportunities ahead. I look forward to leveraging my public company and board experience to help the Company accelerate its growth trajectory while creating sustainable value for all stakeholders. HF Foods’ commitment to operational excellence and strategic evolution aligns perfectly with my passion for driving results in dynamic market environments.”

Chief Financial Officer Transition

The Company also announced today a CFO transition to enhance its financial leadership as it advances its strategic transformation. Paul McGarry, the Company's Vice President, Corporate Controller, has been appointed Interim CFO, effective October 15, 2025, replacing Cindy Yao, while the Company conducts a comprehensive search for a permanent successor. Mr. McGarry brings extensive finance experience and deep knowledge of HF Foods’ business operations.

“We have complete confidence in Paul’s ability to provide seamless leadership during this transition,” said Mr. Lin. “Additionally, Jeff’s appointment to our board brings valuable expertise that will serve as exceptional mentorship to

Paul and our permanent CFO replacement, providing critical guidance on financial strategy, investor relations, and value creation initiatives. We thank Cindy for her contributions to HF Foods during her tenure.”

The Company has begun the process of identifying a permanent CFO.

About HF Foods Group Inc.
HF Foods Group Inc. is a leading marketer and distributor of fresh produce, frozen and dry food, and non-food products to primarily Asian restaurants and other foodservice customers throughout the United States. HF Foods aims to supply the increasing demand for Asian American restaurant cuisine, leveraging its nationwide network of distribution centers and its strong relations with growers and suppliers of fresh, high-quality specialty restaurant food products and supplies in the US and Asia. Headquartered in Las Vegas, Nevada, HF Foods trades on Nasdaq under the symbol “HFFG”. For more information, please visit www.hffoodsgroup.com.

Forward-Looking Statements
All statements in this news release other than statements of historical facts are, or may be deemed to be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and contain our current expectations about our future results. We have attempted to identify any forward-looking statements by using words such as “aims,” “continues,” “expects,” “plans,” “will,” and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause the Company’s actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements. Such factors include, but are not limited to, risks relating to our ability to consummate our operational transformation plan as anticipated, risks relating to the impact of our operational plan on our sales and efficiencies, risks relating to the impact of demographic trends on demand for the products we distribute, risks related to potential increases in tariff-related costs, statements of assumption underlying any of the foregoing, and other factors including those disclosed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements.

Contact:

ICR
Investors: Anna Kate Heller
Media: Michael Wolfe
hffoodsgroup@icrinc.com